Exhibit 10.1

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”), dated as of December 22, 2021, is entered into by and among Ackrell SPAC Partners I Co., a Delaware corporation (“Ackrell”), North Atlantic Imports, LLC, a Utah limited liability company (the “Company”), and Ackrell SPAC Sponsors I LLC, a Delaware limited liability company (the “Stockholder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, Ackrell, the Company, Blackstone Products, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Ackrell (“Newco”), Ackrell Merger Sub, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Newco (“Merger Sub”), Roger Dahle, an individual residing in Utah and holder of certain membership interests in the Company (“Dahle”), and North Atlantic Imports, Inc., a business company formed under the laws of the British Virgin Islands (“NAI BVI”), are entering into that certain Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which (and subject to the terms and conditions set forth therein), inter alia, (i) Merger Sub will be merged with and into Ackrell, with Ackrell surviving the Merger as a wholly-owned subsidiary of Newco (the “Merger”), (ii) each share of Ackrell Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and exchanged (the “Conversion”) for one validly issued, fully paid and nonassessable share of the Newco’s common stock, par value $0.0001 per share (“Newco Common Stock”) and (iii) NAI BVI will contribute (the “NAI BVI Contribution”) 45 shares of common stock, par value $1.00 per share of Cowell International Inc. (“Cowell”), a Utah corporation (“Cowell Common Stock”) to Newco in exchange for shares of Newco Common Stock, and 33 shares of Cowell Common Stock to Ackrell and Cowell will redeem 22 shares of Cowell Common Stock in exchange for the Cash Consideration, and (iv) Dahle will contribute (the “Dahle Contribution”) all of his membership interests in the Company to Newco in exchange for shares of Newco Common Stock (collectively, the NAI BVI Contribution, Dahle Contribution, Merger, Conversion and the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, as of the date hereof, the Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the shares of Ackrell Common Stock set forth on the Stockholder’s signature page hereto (the “Owned Shares”; the Owned Shares and any additional shares of Ackrell Common Stock (or any securities convertible into or exercisable or exchangeable for Ackrell Common Stock) in which the Stockholder acquires record and beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such securities, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Business Combination Agreement, the Company, Ackrell and the Stockholder are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company, Ackrell and the Stockholder hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3, the Stockholder, in its capacity as a stockholder of Ackrell, irrevocably and unconditionally agrees that, at the Ackrell Stockholders’ Meeting or any other meeting of the stockholders of Ackrell (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), the Stockholder shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to:

(a) if and when such meeting is held, appear at such meeting or otherwise cause the Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by the Stockholder) in favor of the Merger and other Transactions and the adoption of the Business Combination Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other Transactions, including, without limitation, any actions necessary to effectuate the matters contemplated by the Ackrell Proposals; and

(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of the Stockholder’s Covered Shares against any Ackrell Acquisition Proposal and any other action that (i) would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other Transactions or result in a breach of any covenant, representation or warranty or other obligation or agreement of Ackrell under the Business Combination Agreement or (ii) would result in the failure of any condition set forth in Section 11.01, Section 11.02 or Section 11.03 of the Business Combination Agreement to be satisfied or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement or (iii) would reasonably be expected to result in a breach of Section 10.04(b) of the Business Combination Agreement.

The obligations of the Stockholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of Ackrell.

2. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that the Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall automatically terminate, without any notice or other action by any party, be void ab initio and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) the Effective Time, (ii) the termination of the Business Combination Agreement in accordance with its terms or (iii) the time this Agreement is terminated upon the mutual written agreement of Ackrell, the Company and the Stockholder (in each case, without the Stockholder’s prior written consent) (the earliest such date under clause (i), (ii) or (iii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 10 to 23 shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not relieve any party hereto from any liability for any Willful Breach of, or actual and intentional fraud in connection with, this Agreement prior to such termination.

4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Ackrell and the Company as to itself as follows:

(a) The Stockholder is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Owned Shares, free and clear of Liens other than as created by this Agreement and Permitted Liens. As of the date hereof, other than the Owned Shares, the Stockholder does not own beneficially or of record any shares of capital stock of Ackrell (or any securities convertible into shares of capital stock of Ackrell).

(b) The Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) The Stockholder (i) if a legal entity, is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby or (ii) if an individual, has legal competence and capacity to enter into this Agreement and all necessary authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Remedies Exceptions.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, and other than any pre-merger notification requirements under the HSR Act applicable to the Stockholder, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by the Stockholder of this Agreement, the consummation of the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement).

(e) The execution, delivery and performance of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) will not, constitute or result in (i) if the Stockholder is a legal entity, a breach or violation of, or a default under, the certificate of incorporation, bylaws, limited liability company agreement or similar governing documents of the Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on the Covered Shares (other than Permitted Liens) pursuant to any contract binding upon the Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which the Stockholder is subject, or (iii) any change in the rights or obligations of any party under any contract legally binding upon the Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, loss, acceleration, Lien or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement).

(f) As of the date of this Agreement, there is no action, proceeding or, to the Stockholder’s knowledge, investigation pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that questions the beneficial or record ownership of the Stockholder’s Owned Shares, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement.

(g) The Stockholder understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by the Stockholder and the representations, warranties, covenants and other agreements of the Stockholder contained herein.

(h) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Ackrell, Merger Sub or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder, other than, for the avoidance of doubt, Ackrell’s engagement of any investment banker, broker, finder or other intermediary as set forth in the Ackrell Disclosure Schedule.

5. Certain Covenants of the Stockholder. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

(a) The Stockholder hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Merger, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any contract or option with respect to the Transfer of any of the Stockholder’s Covered Shares, or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or materially delaying the Stockholder from or in performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer (A) to an Affiliate of the Stockholder, (B) occurring by will, testamentary document or intestate succession upon the death of a Stockholder who is an individual or (C) pursuant to community property laws or divorce decree (each, a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to Ackrell, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement in respect of the Covered Shares so Transferred and any Covered Shares subsequently acquired; provided, further, that any Transfer permitted under this Section 5(b) shall not relieve the Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(b) with respect to the Stockholder’s Covered Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Stockholder.

(b) The Stockholder hereby authorizes Ackrell to maintain a copy of this Agreement at either the executive office or the registered office of Ackrell.

6. Further Assurances. From time to time, at Ackrell’s request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement. The Stockholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against Ackrell, Newco or Merger Sub or their respective Affiliates, the Sponsor, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement (including the Ackrell Stock Consideration and Cash Consideration) or the consummation of the transactions contemplated hereby and thereby.

7. Disclosure. The Stockholder hereby authorizes the Company, Newco and Ackrell to publish and disclose in any announcement or disclosure to the extent required by Law or by rule or regulation of the SEC or Nasdaq the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure, if permitted under such Law, rule or regulation, the Company, Newco and Ackrell have provided the Stockholder with a reasonable opportunity to review and comment upon such announcement or disclosure, which comments the Company, Newco and Ackrell will consider in good faith.

8. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in Ackrell’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Ackrell, the Company and the Stockholder.

10. Waiver. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement pursuant to an instrument in writing signed by the party or parties to be bound thereby, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 9 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in Person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), in each case to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

If to Ackrell, to it at:

Ackrell SPAC Partners I Co.

2093 Philadelphia Pike #1968

Claymont, DE 19703

Attention:

Email:

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Stuart Neuhauser and Matthew A. Gray

Email: sneuhauser@egsllp.com and mgray@egsllp.com

If to the Company, to it at:

North Atlantic Imports, LLC

1073 W. 1700 N.

Logan, UT 84321

Attention: Roger Dahle, Chief Executive Officer

Email: roger@blackstoneproducts.com

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Attention: Warren Lazarow and Noah Kornblith

Email: wlazarow@omm.com and nkornblith@omm.com

If to the Stockholder, to such address indicated on Ackrell’s records with respect to the Stockholder or to such other address or addresses as the Stockholder may from time to time designate in writing.

12. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Stockholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Stockholder shall remain vested in and belong to the Stockholder, and the Company shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct the Stockholder in the voting or disposition of any of the Stockholder’s Covered Shares, except as otherwise provided herein.

13. Entire Agreement. This Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) constitute the entire agreement among the parties relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Affiliates relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the matters contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement).

14. No Third-Party Beneficiaries. The Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided, that Ackrell shall be an express third-party beneficiary with respect to Section 4, Section 5, Section 6 and Section 7 hereof.

15. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws that would result in the application of any other jurisdiction’s Laws.

(b) Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such Person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such Person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 15, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

16. Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 16 shall be null and void, ab initio.

17. Trust Account Waiver. Notwithstanding anything to the contrary set forth herein, the Stockholder acknowledges that it has read the Prospectus and understands that Ackrell has established the Trust Account containing the proceeds of IPO and the overallotment units acquired by its underwriters from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon for the benefit of the Public Stockholders, and that, except as otherwise described in the Prospectus, Ackrell may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their subunits pursuant to the IPO in connection with the consummation of Ackrell’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”), (b) to the Public Stockholders if Ackrell fails to consummate a Business Combination within twelve (12) months after the closing of the IPO, subject to extension by Ackrell’s board of directors, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any Taxes, or (d) to Ackrell after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Stockholder hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Stockholder nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or other Transaction Documents or any proposed or actual business relationship between the Company and Ackrell or their respective Representatives, on the one hand, and the Stockholder or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Stockholder on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Stockholder or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations or Contracts with Ackrell or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Ackrell or its Affiliates). The Stockholder agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company and its Affiliates to induce the Company to enter in this Agreement, and the Stockholder further intends and understands such waiver to be valid, binding and enforceable against the Stockholder and each of its Affiliates under applicable Law. To the extent the Stockholder or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Ackrell or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Ackrell or its Representatives, the Stockholder hereby acknowledges and agrees that the Stockholder’s and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Stockholder or its Affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Stockholder or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Ackrell or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, Ackrell and its Representatives, as applicable, shall be entitled to recover from the Stockholder and its Affiliates the associated legal fees and costs in connection with any such action, in the event Ackrell or its Representatives, as applicable, prevails in such action or proceeding. Notwithstanding anything in this Agreement to the contrary, the provisions of this paragraph shall survive indefinitely with respect to the obligations set forth in this Agreement.

18. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Ackrell or the Stockholder under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

19. Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Stockholder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 19 shall not be required to provide any bond or other security in connection with any such injunction.

20. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

21. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

22. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

23. Capacity as a Stockholder. Notwithstanding anything herein to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of Ackrell, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions or inactions of any affiliate, representative, employee or designee of the Stockholder or any of its affiliates in his or her capacity, if applicable, as an officer, director or fiduciary of Ackrell or any other Person.

24. Appraisal Rights. Stockholder hereby waives, and agrees not to exercise or assert, if applicable, any appraisal rights, dissenter’s rights or similar rights (whether under the DGCL or other applicable Law) in connection with the Merger.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

ACKRELL SPAC PARTNERS I CO.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

NORTH ATLANTIC IMPORTS, LLC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

ACKRELL SPAC SPONSORS I LLC

By:
Name:
Title:

Ackrell Shares Held:

Common Stock: ___________________

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